PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Genevieve Haldeman Vice President of Global Communications (831) 458-7343

Plantronics Announces First Quarter & Fiscal 2015 Financial Results

Revenue & Earnings Per Share Exceed Guidance; UC & Consumer Revenues Drive Upside

SANTA CRUZ, CA - July 29, 2014 - Plantronics, Inc. (NYSE: PLT) today announced first quarter fiscal year 2015 results. Highlights of the quarter include the following (comparisons are against the first quarter of fiscal year 2014):

•	Net revenues were $216.7 million compared with $202.8 million.

•	GAAP gross margin was 52.9% compared with 52.1%

◦	Non-GAAP gross margin was 53.2% compared with 52.6%.

•	GAAP operating income was $37.8 million compared with $35.9 million

◦	Non-GAAP operating income was $44.1 million compared with $42.4 million

•	GAAP diluted earnings per share (“EPS”) was $0.68, above our guidance of $0.54 to $0.61.

◦	Non-GAAP diluted EPS was $0.78, above our guidance of $0.65 to $0.72.

Q1 Fiscal Year 2015 GAAP Results

	Q1 2015		Q1 2014		Change (%)
Net revenues	$216.7	million	$202.8	million	6.9%
Operating income	$37.8	million	$35.9	million	5.3%
Operating margin	17.4%		17.7%
Diluted EPS	$0.68		$0.62		9.7%

Q1 Fiscal Year 2015 Non-GAAP Results

	Q1 2015		Q1 2014		Change (%)
Operating income	$44.1	million	$42.4	million	4.0%
Operating margin	20.4%		20.9%
Diluted EPS	$0.78		$0.70		11.4%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Unified Communications and consumer revenue growth contributed to double digit earnings per share growth,” stated Ken Kannappan, President & CEO. “We continue to make great strategic progress, resulting in record profitability, share gains in the consumer Bluetooth market, and an exciting pipeline of new products.”
“We achieved a major milestone in upgrading our ERP system in the first quarter to better manage the complexities of our global business,” said Pam Strayer, Senior Vice President and Chief Financial Officer. “We went live with Oracle release 12 and anticipate that it will enable us to make better decisions, scale the business effectively and manage globally to lower costs and increase performance.“
Enterprise net revenues increased 1% to $152.4 million in the first quarter of fiscal year 2015 compared with $151.2 million in the first quarter of fiscal year 2014 driven by the strength of our UC revenues. Net revenues from UC products, a subset of Enterprise, grew by 17% to $49.2 million in the first quarter of fiscal year 2015 compared with $42.1 million in the first quarter of fiscal year 2014.
Consumer net revenues were $64.3 million in the first quarter of fiscal year 2015, up 25% from $51.6 million in the first quarter of fiscal year 2014, driven by strong sales in the mono and stereo Bluetooth product categories.

Dividend Announcement

We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on June 10, 2014 to all shareholders of record as of the close of business on August 20, 2014.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the second quarter of fiscal year 2015:

•	Net revenues of $210 million to $220 million;

•	GAAP operating income of $35 million to $40 million;

•	Non-GAAP operating income of $42 million to $47 million, excluding the impact of $7 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 42.5 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.60 to $0.68;

•	Non-GAAP diluted EPS of $0.72 to $0.80; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.12 per diluted share.

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss first quarter fiscal year 2015 results. The conference call will take place today, July 29, 2014, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID # 69490319 will be available until August 29, 2014 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our expectations regarding earnings and revenue growth, (ii) our estimates of GAAP and non-GAAP financial results for the second quarter of fiscal year 2015, including net revenues, operating income and diluted EPS; (iii) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the second quarter of fiscal year 2015; and (iv) our estimate of weighted average shares outstanding for the second quarter of fiscal year 2015, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Adverse or uncertain economic conditions;

•	The volume and timing of orders we receive during each quarter;

•	Competition;

•	New product introductions and product transitions;

•	Changes in product mix and geographic sales mix

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and we have a limited ability to influence such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms and product offerings developed by the major UC providers as these platforms and product offerings continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or first party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
fluctuations in customer demand and failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the impact of accounting changes, including changes in revenue recognition as a result of incorporating software features and functionality in our products;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, litigation or other contingencies and fluctuations in our corporate tax rate; and

•	seasonality in one or more of our business segments.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 16, 2014 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2014	2013
Net revenues	$216,662	$202,818
Cost of revenues	101,952	97,186
Gross profit	114,710	105,632
Gross profit %	52.9%	52.1%

Research, development and engineering	22,520	20,863
Selling, general and administrative	56,429	48,097
Gain from litigation settlement	(2,000)	—
Restructuring and other related charges	—	723
Total operating expenses	76,949	69,683
Operating income	37,761	35,949
Operating income %	17.4%	17.7%

Interest and other income (expense), net	1,020	(486)
Income before income taxes	38,781	35,463
Income tax expense	10,109	8,510
Net income	$28,672	$26,953

% of net revenues	13.2%	13.3%

Earnings per common share:
Basic	$0.69	$0.63
Diluted	$0.68	$0.62

Shares used in computing earnings per common share:
Basic	41,619	42,692
Diluted	42,466	43,650

Effective tax rate	26.1%	24.0%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,
	2014	2014
ASSETS
Cash and cash equivalents	$235,250	$232,704
Short-term investments	93,187	102,717
Total cash, cash equivalents and short-term investments	328,437	335,421
Accounts receivable, net	150,765	138,301
Inventory, net	60,968	57,132
Deferred tax assets	11,507	11,776
Other current assets	13,949	13,657
Total current assets	565,626	556,287
Long-term investments	108,784	100,342
Property, plant and equipment, net	137,046	134,402
Goodwill and purchased intangibles, net	16,115	16,165
Other assets	2,149	4,619
Total assets	$829,720	$811,815
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$36,751	$30,756
Accrued liabilities	61,489	66,851
Total current liabilities	98,240	97,607
Long-term income taxes payable	13,224	12,719
Other long-term liabilities	4,527	2,825
Total liabilities	115,991	113,151
Stockholders' equity	713,729	698,664
Total liabilities and stockholders' equity	$829,720	$811,815

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30,
	2014	2013
Cash flows from operating activities
Net Income	$28,672	$26,953
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,624	4,108
Stock-based compensation	6,305	4,988
Provision for excess and obsolete inventories	379	1,783
Deferred income taxes	2,715	5,703
Excess tax benefit from stock-based compensation	(992)	(3,573)
Other operating activities	581	1,065
Changes in assets and liabilities:
Accounts receivable, net	(12,631)	5,916
Inventory, net	(3,983)	228
Current and other assets	(970)	703
Accounts payable	5,995	(4,340)
Accrued liabilities	(4,520)	(7,277)
Income taxes	3,363	(2,117)
Cash provided by operating activities	29,538	34,140

Cash flows from investing activities
Purchase of investments	(54,867)	(57,121)
Proceeds from maturities of investments	50,900	35,200
Proceeds from sale of investments	5,014	30,815
Capital expenditures	(7,312)	(13,014)
Cash provided by (used for) investing activities	(6,265)	(4,120)

Cash flows from financing activities
Repurchase of common stock	(12,438)	(10,766)
Proceeds from issuances under stock-based compensation plans	2,832	13,163
Employees' tax withheld and paid for restricted stock and restricted stock units	(5,787)	(4,026)
Payment of cash dividends	(6,389)	(4,368)
Excess tax benefit from stock-based compensation	992	3,573
Cash used for financing activities	(20,790)	(2,424)

Effect of exchange rate changes on cash and cash equivalents	63	(29)
Net increase (decrease) in cash and cash equivalents	2,546	27,567
Cash and cash equivalents at beginning of period	232,704	228,776
Cash and cash equivalents at end of period	$235,250	$256,343

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 30,
	2014	2013
GAAP Gross profit	$114,710	$105,632
Stock-based compensation	535	535
Accelerated depreciation	—	220
Lease termination charges	—	262
Non-GAAP Gross profit	$115,245	$106,649
Non-GAAP Gross profit %	53.2%	52.6%

GAAP Research, development and engineering	$22,520	$20,863
Stock-based compensation	(1,751)	(1,368)
Accelerated depreciation	—	(151)
Purchase accounting amortization	(50)	(50)
Non-GAAP Research, development and engineering	$20,719	$19,294

GAAP Selling, general and administrative	$56,429	$48,097
Stock-based compensation	(4,019)	(3,084)
Purchase accounting amortization	—	(71)
Non-GAAP Selling, general and administrative	$52,410	$44,942

GAAP Operating expenses	$76,949	$69,683
Stock-based compensation	(5,770)	(4,452)
Accelerated depreciation	—	(151)
Purchase accounting amortization	(50)	(121)
Restructuring and other related charges	—	(723)
Non-GAAP Operating expenses	$71,129	$64,236

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	June 30,
	2014		2013
GAAP Operating income	$37,761		$35,949
Stock-based compensation	6,305		4,987
Accelerated depreciation	—		371
Lease termination charges	—		262
Purchase accounting amortization	50		121
Restructuring and other related charges	—		723
Non-GAAP Operating income	$44,116		$42,413

GAAP Net income	$28,672		$26,953
Stock-based compensation	6,305		4,987
Accelerated depreciation	—		371
Lease termination charges	—		262
Purchase accounting amortization	50		121
Restructuring and other related charges	—		723
Income tax effect of above items	(1,800)		(1,889)
Income tax effect of unusual tax items	(273)	(1)	(935)	(2)
Non-GAAP Net income	$32,954		$30,593

GAAP Diluted earnings per common share	$0.68		$0.62
Stock-based compensation	0.15		0.11
Accelerated depreciation	—		0.01
Lease termination charges	—		0.01
Restructuring and other related charges	—		0.02
Income tax effect	(0.05)		(0.07)
Non-GAAP Diluted earnings per common share	$0.78		$0.70

Shares used in diluted earnings per common share calculation	42,466		43,650

(1)	Excluded amount represents tax benefits from the release of tax reserves.
(2)	Excluded amount represents tax benefits from the release of tax reserves and transfer pricing adjustments .

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q114	Q214	Q314	Q414	Q115
GAAP Gross profit	$105,632	$99,614	$110,327	$111,055	$114,710
Stock-based compensation	535	638	686	695	535
Accelerated depreciation	220	41	—	—	—
Lease termination charges	262	1,126	—	—	—
Non-GAAP Gross profit	$106,649	$101,419	$111,013	$111,750	$115,245
Non-GAAP Gross profit %	52.6%	52.3%	52.2%	53.5%	53.2%

GAAP Operating expenses	$69,683	$68,778	$72,485	$75,558	$76,949
Stock-based compensation	(4,452)	(5,327)	(5,357)	(5,490)	(5,770)
Accelerated depreciation	(151)	(49)	—	—	—
Lease termination charges	—	(66)	—	—	—
Purchase accounting amortization	(121)	(85)	(50)	(50)	(50)
Restructuring and other related charges	(723)	176	—	—	—
Non-GAAP Operating expenses	$64,236	$63,427	$67,078	$70,018	$71,129

GAAP Operating income	$35,949	$30,836	$37,842	$35,497	$37,761
Stock-based compensation	4,987	5,965	6,043	6,185	6,305
Accelerated depreciation	371	90	—	—	—
Lease termination charges	262	1,192	—	—	—
Purchase accounting amortization	121	85	50	50	50
Restructuring and other related charges	723	(176)	—	—	—
Non-GAAP Operating income	$42,413	$37,992	$43,935	$41,732	$44,116
Non-GAAP Operating income %	20.9%	19.6%	20.7%	20.0%	20.4%

GAAP Income before income taxes	$35,463	$31,195	$38,028	$36,453	$38,781
Stock-based compensation	4,987	5,965	6,043	6,185	6,305
Accelerated depreciation	371	90	—	—	—
Lease termination charges	262	1,192	—	—	—
Purchase accounting amortization	121	85	50	50	50
Restructuring and other related charges	723	(176)	—	—	—
Non-GAAP Income before income taxes	$41,927	$38,351	$44,121	$42,688	$45,136

GAAP Income tax expense	$8,510	$8,057	$3,645	$8,510	$10,109
Income tax effect of above items	1,889	2,072	1,799	1,738	1,800
Income tax effect of unusual tax items	935	226	5,621	650	273
Non-GAAP Income tax expense	$11,334	$10,355	$11,065	$10,898	$12,182
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	27.0%	25.1%	25.5%	27.0%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q114	Q214	Q314	Q414	Q115
GAAP Net income	$26,953	$23,138	$34,383	$27,943	$28,672
Stock-based compensation	4,987	5,965	6,043	6,185	6,305
Accelerated depreciation	371	90	—	—	—
Lease termination charges	262	1,192	—	—	—
Purchase accounting amortization	121	85	50	50	50
Restructuring and other related charges	723	(176)	—	—	—
Income tax effect of above items	(1,889)	(2,072)	(1,799)	(1,738)	(1,800)
Income tax effect of unusual tax items	(935)	(226)	(5,621)	(650)	(273)
Non-GAAP Net income	$30,593	$27,996	$33,056	$31,790	$32,954

GAAP Diluted earnings per common share	$0.62	$0.53	$0.80	$0.65	$0.68
Stock-based compensation	0.11	0.14	0.14	0.14	0.15
Accelerated depreciation	0.01	—	—	—	—
Lease termination charges	0.01	0.02	—	—	—
Restructuring and other related charges	0.02	—	—	—	—
Income tax effect	(0.07)	(0.05)	(0.18)	(0.05)	(0.05)
Non-GAAP Diluted earnings per common share	$0.70	$0.64	$0.76	$0.74	$0.78

Shares used in diluted earnings per common share calculation	43,650	43,597	43,228	42,697	42,466

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$151,183	$139,945	$146,636	$150,501	$152,353
Consumer	51,635	54,035	66,103	58,569	64,309
Total net revenues	$202,818	$193,980	$212,739	$209,070	$216,662
Net revenues by geographic area from unaffiliated customers:
Domestic	$121,318	$115,795	$113,042	$125,123	$124,467
International	81,500	78,185	99,697	83,947	92,195
Total net revenues	$202,818	$193,980	$212,739	$209,070	$216,662

Balance Sheet accounts and metrics:
Accounts receivable, net	$120,903	$123,748	$133,379	$138,301	$150,765
Days sales outstanding (DSO)	54	57	56	60	63
Inventory, net	$65,314	$69,150	$66,569	$57,132	$60,968
Inventory turns	6.0	5.5	6.2	6.9	6.7